Exhibit 99.1

FOR IMMEDIATE RELEASE

BEN Ends Exclusive Reseller Relationship with AFG, Advances Automotive Initiatives

Jackson, Wyo. – January 17, 2025 – Brand Engagement Network Inc. (“BEN”) (NASDAQ: BNAI), an innovator in AI-powered customer engagement solutions, today announced the termination of its Exclusive Reseller Agreement (the “Agreement”) with AFG Companies, Inc. (“AFG”) and the filing of a lawsuit in the Northern District of Texas, Dallas Division, against AFG and its CEO, Ralph Wright Brewer III. The lawsuit alleges fraudulent misrepresentation, breach of contract, and the concealment of a ransomware attack on their network shortly before the agreement was executed.

The Agreement, signed in August 2023, was intended to expedite BEN’s entry into the automotive market. However, AFG’s failure to provide access to the agreed-upon operational-ready data platform hindered BEN’s ability to deliver its AI solutions to dealerships. BEN believes these issues caused significant delays in key automotive initiatives and irreparably damaged trust in the partnership.

“We believe AFG’s actions significantly disrupted our efforts to modernize dealership operations,” said Paul Chang, Chief Executive Officer of BEN. “Terminating the Agreement was essential to protect our strategy and enable us to focus on delivering impactful AI solutions to the automotive industry.”

“The ransomware attack occurred before we would have integrated any of our systems with AFG, and at no point were BEN’s systems, data, or customers ever impacted,” Chang added.

BEN Prepares for 2025 Automotive AI Agent Rollout

BEN is finalizing preparations to launch its Automotive AI Agent, a solution that integrates with major automotive data and service platform providers and supports over 13,000 dealerships nationwide. This initiative highlights BEN’s strong commitment to the automotive sector. The AI Agent streamlines dealership operations by improving lead conversion, automating scheduling, enhancing service efficiency, and providing advanced analytics. Additionally, BEN plans to expand its efforts through pilot programs in the Midwest, stronger reseller partnerships in Mexico, and collaborations with Canadian dealership groups. These initiatives showcase BEN’s dedication to delivering innovative, safe, scalable, and data-driven solutions to meet the evolving needs of automotive dealerships.

AI Healthcare Solutions for Patient Engagement Continues to Expand

BEN continues to expand its AI healthcare solutions to transform patient engagement and streamline communications. These solutions adhere to key regulations, including HIPAA, GDPR, SOC 2 Type 1, and CCPA, ensuring the protection of PII and PHI. By prioritizing robust data security and reducing administrative burdens, BEN empowers healthcare providers to focus on delivering high-quality care.

BEN Prioritizes Trust and Automotive Partnerships

“We understand the importance of data security and trust in the automotive industry, in particular. The termination of this Agreement underscores our zero tolerance for actions that undermine trust,” said Walid Khiari, Chief Financial Officer and Chief Operating Officer of BEN. “This decisive step strengthens our ability to prioritize initiatives that benefit our automotive partners.”

About BEN

Brand Engagement Network Inc. (BEN) is a global leader in AI-powered customer engagement solutions. Headquartered in Jackson, Wyoming, with offices in Seoul, South Korea, BEN delivers advanced technology to enhance data utilization, improve interactions, and drive operational efficiency. BEN provides a secure, scalable AI platform that empowers businesses to build trust and achieve impactful results. Serving industries such as automotive, healthcare, and customer service, BEN uses AI-powered digital agents and advanced tools to streamline operations and enhance experiences. Its validated data is delivered through SaaS, Private Cloud, and On-Premises technology, ensuring data privacy and security while enabling efficient operations.

For more information, please visit www.beninc.ai.

Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of federal securities laws. They are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, BEN’s current expectations, assumptions, plans, strategies, and anticipated results, including the ultimate outcome of BEN’s lawsuit against AFG (the “AFG Lawsuit”) and the termination of the Agreement. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

There are a number of risks, uncertainties and conditions that may cause BEN’s actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to: (i) uncertainties as to the timing of the AFG Lawsuit; (ii) the risk that the AFG Lawsuit may not be successful; (iii) the failure to replace the Agreement with alternative arrangements on acceptable terms or at all; (iv) the effect of the announcement or pendency of the AFG Lawsuit and the termination of the Agreement on BEN’s ability to retain and hire key personnel and raise additional sources of capital, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (v) risks related to diverting management’s attention from BEN’s business as a result of the AFG Lawsuit; and (vi) (A) the risk factors described in Part I, Item 1A of Risk Factors in BEN’s Annual Report on Form 10-K for the year ended December 31, 2023 and (B) the other risk factors identified from time to time in the BEN’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond BEN’s ability to control or predict. These forward-looking statements necessarily involve assumptions on BEN’s part. These forward-looking statements may include words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “should,” “may,” “will,” “might,” “could,” “would,” or similar expressions. All forward-looking statements attributable to the Company or persons acting on BEN’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. BEN disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Media Contact

Amy Rouyer

P: 503-367-7596

E: amy@beninc.ai

Investor Relations

Susan Xu

P: 778-323-0959

E: sxu@allianceadvisors.com